EXHIBIT 10.1

TERMINATION OF

PROFIT SHARING AGREEMENT

This Termination of Profit Sharing Agreement is entered into on this February 17, 2011 (the “Effective Date”) between Total Nutraceutical Solutions, Inc., a Nevada corporation (“TNS”) and Delta Group Investments Limited (“DGI”), a British Virgin Islands company (the “Parties”).

WHEREAS, on March 26, 2010, TNS, DGI and American Charter & Marketing LLC, a Nevada limited liability company (“ACM”) entered into a Profit Sharing Agreement pursuant to which a Direct Marketing Affiliates Project (the “DMAP”) was created with each party being a Direct Marketing Affiliate (or a“DMA”); and

WHEREAS, on February 16, 2011, TNS accepted the transfer and release of all of the interest of ACM in the DMAP to TNS, pursuant to an Equity Interest Transfer Agreement originally presented to TNS by ACM on September 28, 2010; and

WHEREAS, on February 16, 2011, TNS issued a Convertible Promissory Note to DGI in the principal amount of $312,500, with interest accruing at 5% per annum with a maturity date of June 30, 2012, replacing the Convertible Promissory Note issued to DGI by TNS on March 26, 2010 in the principal amount of $300,000, with interest at 5% per annum and with a maturity date of March 26, 2013.

NOW, THEREFORE, the Parties agree as follows:

1.

The Parties agree that the Direct Marketing Affiliates Project created by the Profit Sharing Agreement dated March 26, 2010 is hereby terminated as of the Effective Date.

2.

The Parties agree that all of the assets and property of the DMAP shall be released and transferred to TNS as of the Effective Date.  As the Managing Affiliate of the DMAP, TNS will wind up the affairs of the DMAP and will take possession of the assets and property of the DMAP.

IN WITNESS WHEREOF, the Parties have executed this Agreement this on the dates indicated below.

Total Nutraceutical Solutions, Inc.

Delta Group Investments Limited

By:

  Marvin S. Hausman, M.D.

By:  /s/  Ed Wong

on behalf of Anka Consultants

Marvin S. Hausman, M.D.

President and CEO

Title:

Director

Dated:  February 17, 2011

Dated:  February 21, 2011